LICENSE AGREEMENT

THIS AGREEMENT made and entered into this day of December 26, 2012, by and between SCORES HOLDING COMPANY, INC., a New York corporation with its principal office at 533-535 West 27th Street, New York, NY 10001 ("SCRH" or "Licensor") and Norm A Properties LLC with its principal office at 6200 East 8 Mile Rd. Detroit, Michigan 48234 ("Licensee"), on behalf of an entity to be formed and individually. Term will be for 5 years.

WITNESSETH:

WHEREAS, SCRH is the owner of the SCORES trademarks and related intellectual property listed on Exhibit A (the "Scores Name Trademarks"); and

WHEREAS, SCORES LICENSING CORP., a wholly owned subsidiary of SCRH is the owner of the SCORES trademarks and related intellectual property listed on Exhibit B (the "Diamond Dollar Trademarks") (the Scores Name Trademarks and the Diamond Dollar Trademarks will be referred to collectively as the "Scores Trademarks"); and

WHEREAS, Licensee intends to own and operate an adult entertainment night club/restaurant to be located within Detroit, Michigan (the "Location") which will conduct business under the name "Scores" (the "Business") and will be operating within 3/4 months or sooner.

WHEREAS, Licensee will hereby receive the right and license to use the Scores Trademarks in connection with the operation of Scores at the Location, and the sale of certain merchandise, for the Term (as defined below);

NOW, THEREFORE, for and in consideration of the promises, covenants, and agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by both parties, the parties agree as follows:

1. **LICENSE GRANT.**
   (a) Business. Licensor hereby grants to Licensee and Licensee accepts, an exclusive license to use the Scores Trademarks in the territory specified in subparagraph (c) below (the "Territory"), during the term of this Agreement as specified in Paragraph 12 below (the "Term") in connection with the Business subject to the terms and conditions of this License Agreement.
   (b) Merchandising. Licensor hereby grants to Licensee, on the terms and conditions set forth herein an exclusive non-exclusive license in the Territory during the Term to use the Scores Trademarks in connection with the retail sale of commercial merchandise, including, but not limited to, tee-shirts,

sweatshirts, sweat pants, jackets, baseball hats, key rings, and other similar merchandise (the "Merchandise"), all to be sold at and out of the Business. This license further includes the right to sell any merchandise utilizing the Scores Trademarks relative to the Business over the Internet on a site maintained by the Business and by mail order, catalog or at any other location or in any other channel specific to the Business, provided further, that Licensee will purchase all Merchandise from Licensor on the terms and conditions specified in Paragraph 2 (b) below.

(c) Territorial Exclusivity. Licensor shall not grant the right to use the Scores Trademarks to any third party within the State of Michigan. In the event that the Licensee desires a license to use the Scores Trademarks for another location or locations within the aforementioned geographical areas, the Licensee shall, subject to Licensor's approval, shall enter into an agreement with Licensor containing terms and conditions substantially similar to the terms and conditions of this Agreement, except that royalties shall be subject to good faith negotiation.

2. **ROYALTIES AND OTHER PAYMENTS.**

(a) Amount. Licensee agrees to pay Licensor for the first 5 years a fixed fee of $10,000.00 per month, for the first 2 ½ years Scores Holding will promptly send a check, upon receipt of their monthly fee, $3,500 to be used to advertise Scores Detroit. For the second 2 ½ year segment Scores Holding will send a check for $1,500 for the same purpose.

(b) Immediate Payments. $10,000.00 initiation fee.

(c) Upon opening the monthly fee of $10,000.00 is due, of which $3,500.00 will be sent back for advertising Scores Detroit.

3. **APPROVAL BY LICENSOR.** In order to preserve the value, goodwill and reputation of the Scores Trademarks, Licensee and Licensor shall consult each other during the Term hereof with regard to any marketing, advertising or promotional activities pursuant to the Business and Licensor will have the right to approve, (not to be unreasonably withheld), all advertisements, promotional, marketing and other similar materials, including but not limited to the images and format of the Diamond Dollars® for the Location. Furthermore, prior to releasing or using any promotional, marketing or other similar materials which have not been approved by Licensor in the twenty-four (24) month period preceding the proposed use or in the event Licensee intends to utilize any such materials which have been used in the past 24 months but intends to do so in a media not used by Licensor in the 24-month period preceding the proposed use, Licensee shall first obtain the prior written consent of Licensor for such use, which shall not be

6. **WARRANTIES.** All warranties made herein are true on the date of execution hereof, shall remain true throughout the Term hereof and shall survive the end or sooner termination of this Agreement.

(a) Licensor hereby warrants that the granting of the license hereunder or the subsequent commercial exploitation of the license does not violate the intellectual property or contract rights of any third party, including the owner of the Scores Trademarks. Licensor further warrants that it has not violated and will not during the Term violate the rights of any third party in granting Licensee this license.

(b) Licensor hereby warrants that it is the exclusinve Licensee of the Scores Trademarks, and has the sole and exclusive rights to sublicense the same on the terms set forth herein.

(c) All copyrights, trademarks and/or patents in the Scores Trademarks and related intellectual property belong solely to Licensor and are within the scope of the license granted herein.

(d) There are no claims, actions, proceedings, or judgements by the Owner of the Scores Trademarks against the Licensor which would in any way impede, hinder, impair or interfere with the Licensee's rights hereunder.

(e) Subject to and in reliance upon the Licensor's warranties above, Licensee hereby warrants that the acceptance of the license granted hereunder of the subsequent commercial exploitation of the license by the Licensee does not violate the intellectual property or contract rights of any third party. Licensee further warrants that it has not intentionally violated, and will not intentionally violate, the rights of any third party in accepting this license.

8. **OFFENSIVE LITIGATION.**

Licensee agrees to give Licensor prompt notification of any third party actions that would constitute an infringement on the rights granted to it by this Agreement. Licensor shall prosecute, at its own discretion, infringement actions against any third party infringers and any recoveries obtained therein shall belong exclusively to Licensor. Licensee shall, at Licensor's expense, cooperate in all respects with Licensor's prosecution of said suits, including but not limited to being named as a party in any such suit, producing documents, appearing as witnesses, etc.

9. **INDEMNIFICATION.**

(a) Licensor agrees to indemnify and hold harmless Licensee from and against any and all damage, loss and expense incurred as a result of the breach of any of Licensor's warranties herein. Any claims made against Licensee which would result in Licensor becoming obligated to indemnify Licensee hereunder shall not permit Licensee to withhold any amount due Licensor hereunder.

(b) Licensee agrees to indemnify, defend, and hold harmless Licensor, its agent and employees from and against any and all loss and expense arising out of any claims of personal injury, product liability, wrongful death, negligence, strict liability or similar action, in addition to the breach of any of its warranties hereunder or the violations of any applicable law or safety standard based on the use of Scores Trademarks by or on behalf of Licensee and/or its subsidiary, affiliated or controlled company (if any). Licensee shall maintain, at its sole cost and expense, premises liability, liquor liability, workman's compensation (in the amount required by the State of New York), plate glass insurance (as per Licensee's lease), commercial liability coverage and other customary insurance. The premises, commercial, and liquor policies must provide coverage if at least $3,000,000/$3,000,000, naming Licensor as an additional insured, and providing that such policy cannot be cancelled without thirty (30) days prior written notice to Licensor. In the event any cla8m is made against Licensor in excess of the limits of Licensee's insurance set forth above, Licensor may, at Licensee's expense, retain counsel of its own choosing to defend said claims. All insurance shall be primary and not contributory. Licensee agrees to provide Licensor with a copy of the insurance declarations and/or certificates within 20 days following the date of this Agreement. Licensee shall indemnify, defend and hold harmless Licensor, its agents, employees and affiliate or parent corporations from and against any and all loss and expense arising out of any breach by Licensee of any term of, or warranty made in, this Agreement.

10. <u>TERMINATION.</u>

(a) In case either party fails to perform under or commits or allows to be committed a material breach of any of the several covenants and conditions herein contained, the other party shall notify such party in writing certified mail with return receipt request of such failure or default and such party shall then have the right to remedy such failure or default within (30) days. If the default has not been cured within (defense of a claim is a "cure") said thirty (30) days of notice to the defaulting party, then the aggrieved party may terminate this Agreement immediately by a further notice in writing certified mail. If Licensor shall send notice of default to Licensee based on a failure to pay royalties, then Licensee shall cure such default within ten (10) days of notice.

(b) Any termination under this paragraph will be without prejudice to the rights and remedies of either party with respect to any provisions of covenants arising out of breaches committed prior to such termination.

(c) If a petition in bankruptcy is filed by or against Licensee, or Licensee becomes insolvent, or makes an assignment for the benefit of creditors, or any other arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of the

occurrence, the license hereby granted shall automatically terminate without any notice whatsoever being necessary. In the event this License is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have no right to sell, use, exploit or in any way deal with or in the Scores Trademarks or anything relating to it whatsoever except with any under the special consent and instructions of Licensor in writing, which they shall be obliged to follow.

(d) If a petition in bankruptcy is filed by or against Licensor, or Licensor becomes insolvent, or makes an assignment for the benefit of creditors, or any other arrangement pursuant to any bankruptcy law, or if Licensor discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of the occurrence, the license hereby granted shall not automatically terminate and this Agreement shall remain in full force and effect.

(e) Upon cessation of all "Adult Entertainment" business operations by the Licensee at the Location for a period of greater than one hundred eighty (180) days for any reason other than Force Majeure, this Agreement shall terminate automatically.

(f) This Agreement shall also terminate should Licensee sell the business or the assets of the business. Upon such a termination, Licensee shall give Licensor at least sixty (60) days advance written notice. Upon such sale, all right and obligations of the parties relative to this agreement shall cease and be of no further force or effect.

(g) The Licensee/Licensor may terminate this Agreement upon ninety (90) days written notice.

11. <u>CONDITIONS.</u>

This Agreement and Licensee's obligations hereunder are conditioned upon the following:

(a) Licensee obtaining all permits, approvals and consents including, but not limited to, liquor license and zoning and use permits in order that the Licensee may lawfully operate the Business at the Location as an adult entertainment night club and bar in the manner contemplated herein.

(b) SCRH acknowledges that Business is owned solely by Licensee and that, absent an uncured default by Licensee, Licensor will not interfere with the Business or the operations thereof and that control of the licensed business remains solely with Licensee.

12. TERM.

Subject to Paragraph 10, the Term of this Agreement shall commence on the execution of this Agreement and continue for an initial term of five (5) years with five successive five (5) year renewals which will be automatic unless the Agreement is terminated in accordance with its terms, or if Licensee is in default of its payment obligations.

13. REPRESENTATION.

It is expressly agreed and understood that neither party hereto is the agent or legal representative of the other and neither party has the authority, express or implied to bind the other or pledge its credit. This Agreement does not create a partnership or joint venture between the two parties.

14. FORCE MAJEURE.

It is understood and agreed that in the event of an act of the government, war, terrorism, fire, flood or other natural disaster, or labor, of manufacturing strikes which prevent the performance of this Agreement, such nonperformance will not be considered a breach of this Agreement, and such nonperformance shall be excused while, but not longer than, the conditions described herein prevail. The period of Force Majeure shall not exceed twelve (12) months.

15. NOTICES.

All notices, whenever required in this Agreement, will be in writing and sent by certified mail, return receipt requested to the address designated as the principal offices of the parties. Notices will be deemed to have been given two business days following mailing. A copy of all notices to Licensor shall be send via regular mail to Scores Holding Company, Inc., 533-535 West 27th Street, New York, NY 10001, Attention: Director of Licensees and a copy of all notices to Licensees shall be sent via regular mail to ______________________, attention ______________________ as President.

16. CONTROLLING LAW.

This Agreement shall be construed In accordance with the laws of the State of New York United Stated of America and jurisdiction over the parties and subject matter over any controversy arising hereunder shall be in the Courts of the State of New York or the Federal Courts therein. Both parties hereby irrevocably consent to said jurisdiction and venue.

17. ASSIGNMENT.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by Licensee without the prior written consent of Licensor, and any attempts to do so without the consent of Licensor shall be void and of no effect, except consent shall not be unreasonably withheld or delayed.

18. ENTIRE AGREEMENT.

This writing constitutes the entire agreement and understating between the parties. No other oral or written agreements or representations exist or are being relied upon by either party, all being merged herein. Any modifications or additions hereto must be made in writing and signed by both parties.

19. MISCELLANEOUS.

(a) The paragraph headings used herein are for reference purposes only and do not affect the meaning or interpretation of this Agreement. If any provisions of this Agreement are for any reason declared to be invalid or illegal, the remaining provisions shall not be affected thereby.

(b) The failure of wither party to enforce any or all of its rights hereunder as they accrue shall not be deemed a waiver of those rights, all of which are expressly reserved.

(c) This Agreement may be executed in more than one counterpart, all of which shall be deemed to be originals.

20. SECURITY INTEREST.

(a) In order to induce Licensor to enter into this Agreement and to secure the complete and timely performance of Licensee's obligations hereunder, Licensee hereby grants to Licensor a security interest in the license granted under the Agreement as Licensees receivables in connection therewith. In the event Licensee defaults under this license and Agreement, Licensor may enforce against Licensee all the right and remedied of a d secured creditor upon default under all applicable laws. In the event Licensee files for bankruptcy under the U.S. Bankruptcy Laws, Licensor may enforce all right and remedies of a secured creditor under the U.S. Bankruptcy Code.

(b) Licensee agrees to execute any and all documents necessary to perfect Licensors security interest in this license including, but not limited to, Financing Statement Form UCC-1 and any other security agreements and financing statements evidencing said

security interests in such form as may be recorded and perfected according to the laws of the State of New York and the U.S. Patent and Trademark Office.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Nine (9) pages as of the date first written above. SCORES HOLDING COMPANY INC Witness

SCORES HOLDING COMPANY INC

x Howard Rosenbluth

By HOWARD ROSENBLUTH

Its CFO

Witness

x Joseph A. Erickson

By JOSEPH A ERICKSON

Norm A. Properties LLC

x Mike Dabish

By Mike Dabish

Its President

Witness

x Silvia Dabish

By Silvia Dabish